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                                                                    EXHIBIT 12.6




SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND II
RATIO OF EARNINGS TO FIXED CHARGES:

                                           Year End.     Year End.      Year End.      Year End.      Year End.
                                             1995           1996           1997           1998          1999
                                          ----------------------------------------------------------------------
Earnings:
  Pretax income (loss)                    $  (523)       $  (200)       $  (800)       $  (174)       $(1,177)

Fixed Charges:
  Interest expense                            462            465            436            439            437
  Interest factor of rental expense            --             --             --             --             --
                                          ----------------------------------------------------------------------
             Total fixed charges              462            465            436            439            437
                                          ----------------------------------------------------------------------
             Total earnings                   (61)           265           (364)           265           (740)

             Total fixed charges              462            465            436            439            437
                                          ----------------------------------------------------------------------
Ratio of earnings to fixed charges          (0.13)          0.57          (0.83)          0.60          (1.69)
                                          ----------------------------------------------------------------------
  Deficiency to cover fixed charges          (523)          (200)          (800)          (174)        (1,177)
                                          ----------------------------------------------------------------------

                                            9 Months       9 Months
                                              Ended          Ended
                                          September 30,   September 30,
                                               1999           2000
                                          -----------------------------
Earnings:
  Pretax income (loss)                       $   118       $   108

Fixed Charges:
  Interest expense                               325           335
  Interest factor of rental expense               --            --
                                          ------------------------
             Total fixed charges                 325           335
                                          ------------------------
             Total earnings                      443           443

             Total fixed charges                 325           335
                                          ------------------------
Ratio of earnings to fixed charges              1.36          1.32
                                          ------------------------
  Deficiency to cover fixed charges             --            --
                                          ------------------------